UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2009

Charlotte Russe Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27677	33-0724325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4645 Morena Boulevard, San Diego, CA	92117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 8, 2009, Charlotte Russe Holding, Inc. issued a press release announcing preliminary financial results for the second quarter of fiscal 2009 ended March 28, 2009. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated by reference herein.

The information in this item (including Exhibit 99.1) is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

On April 6, 2009, our Board of Directors approved an amendment to our 2009 Equity Incentive Plan (the “2009 Plan”) to eliminate the Board’s ability to cancel, without stockholder approval, outstanding options or stock appreciation rights under the 2009 Plan that have an exercise price or strike price greater than the then current fair market value of our common stock in exchange for a nominal cash payment of consideration as necessary to effect a cancellation of the award. The amendment was approved in light of current best practices. The 2009 Plan remains subject to stockholder approval at our 2009 Annual Meeting of Stockholders. The 2009 Plan, as amended, is attached as Exhibit 99.2 to this current report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued on April 8, 2009.

99.2	2009 Equity Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE RUSSE HOLDING, INC.

By:	/s/ Frederick G. Silny
Frederick G. Silny
Chief Financial Officer, Principal Accounting Officer, Executive Vice President, Corporate Secretary and Treasurer

Date: April 8, 2009

INDEX TO EXHIBITS

99.1	Press Release issued on April 8, 2009.

99.2	2009 Equity Incentive Plan, as amended.